SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported) September 30, 1999


                                ICON Income Fund Eight A L.P.
            (Exact name of registrant as specified in its charter)



                                Delaware 333-54011 13-4006824
           (State or other jurisdiction of (Commission (IRS Employer
           incorporation or organization)       File Number)    Identification
      Number)


                600 Mamaroneck Avenue, Harrison, New York 10528-1632
              (Address of principal executive offices) (Zip Code)


                                             (914) 698-0600
             (Registrant's telephone number, including area code)



Items 1 and 3 through 8 Not Applicable.



Item 2.    Acquisition or Disposition of Assets.


      ICON Capital Corp. of Harrison NY ("ICON"), the General Partner of ICON Income Fund Eight A L.P. (the "Registrant"), a publicly registered equipment leasing partnership managed by ICON, announced today the acquisition of two significant assets for the portfolio of the Registrant.

      On September 30, 1999 the Registrant acquired beneficial ownership of two Boeing 737-400 aircraft from Koninklijke Luchtvaart Maatschappij, N.V. (KLM). The equipment has a gross purchase price of $37,600,000 and is subject to leases with terms ending September 2000 with KLM, an international airline operating worldwide. KLM and its partners serve over 500 cities in 90 countries and in fiscal year 1998/1999 KLM itself carried more than 15 million passengers. In terms of cargo, KLM is believed to be sixth among the 250-plus members of the International Air Transport Association as measured by international revenue ton-kilometer.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               By:  ICON Income Fund Eight A L.P.

                               By: ICON Capital Corp., General Partner





                                 By:/s/ Paul B. Weiss
                                     Paul B. Weiss, President


Dated: October 14, 1999